UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2026

Aethlon Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37487	13-3632859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 Sorrento Valley Road, Suite 203 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 941-0360

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 6, 2026, Aethlon Medical, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”), pursuant to which the Company agreed to sell, issue, and deliver, in a registered public offering (the “Offering”) (i) 263,000 shares (“Shares”) of common stock, par value $0.001 per share (the “Common Stock”), (ii) warrants to purchase 5,633,009 shares of Common Stock (the “Common Warrants”), (iii) pre-funded Warrants to purchase 5,370,009 shares of Common Stock (the “Pre-Funded Warrants”), and (iv) placement agent warrants to purchase up to 225,320 shares of Common Stock (the “Placement Agent Warrants”) (the Placement Agent Warrants, Pre-Funded Warrants and together with the Common Warrants, collectively, the “Warrants”).

Under the terms of the Purchase Agreement, the Company agreed to sell one share of its Common Stock or a Pre-Funded Warrant together with one Common Warrant sold in the Offering at a combined public offering price of $0.71 per share and accompanying warrant.

The Common Warrants have an exercise price equal to $0.71 per share and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the warrants (“Stockholder Approval”), provided however, if the Pricing Conditions (as defined below) are met, the common warrant will be exercisable upon issuance (the “Initial Exercise Date”). As used herein “Pricing Conditions” means that the combined offering price per share and accompanying Common Warrant is such that the Warrant Stockholder Approval is not required under Nasdaq rules because either (i) the offering is an at-the-market offering under Nasdaq rules and such price equals or exceeds the sum of (a) the applicable “Minimum Price” per share under Nasdaq rule 5635(d) plus (b) $0.125 per whole share of common stock underlying the Common Warrant or (ii) the offering is a discounted offering where the pricing and discount (including attributing a value of $0.125 per whole share underlying the warrants) meet the pricing requirements under the Nasdaq rules.

The Offering closed on July 7, 2026. The securities were registered pursuant to the registration statement, on Form S-1 (File No. 333- 296933), which was initially filed with the Securities and Exchange Commission (the “Commission”) on June 22, 2026, and amended by the First Amendment on Form S-1A on July 1, 2026 and the Second Amendment on Form S-1A on July 1, 2026, which the Commission declared effective on July 6, 2026.

Maxim Group LLC agreed to act as the placement agent (the “Placement Agent”), on a “reasonable best efforts” basis, in connection with the Offering. On July 6, 2026, the Company and the Placement Agent entered into a Placement Agency Agreement (the “Placement Agency Agreement”), pursuant to which, as compensation for services rendered by the Placement Agent in connection with the Offering, the Company agreed to pay the Placement Agent an aggregate cash fee of 6.25% of the aggregate gross proceeds of the Offering (amounting to $260,000) at closing, as well as $100,000.00 for the reimbursement of certain of the Placement Agent’s expenses. Additionally, the Company issued to the Placement Agent, as part of the Placement Agent’s compensation, 225,320 warrants to purchase up to an aggregate of 225,320 shares of Common Stock equal to 4.0% of the aggregate number of Shares placed in the Offering. The Placement Agent Warrants have a term of five (5) years from the commencement of sales under the Offering, are exercisable commencing six (6) months from the closing date and have an exercise price of $0.71 per share of Common Stock (equal to 100% of the combined public offering price per Common Unit).

The Company received gross proceeds from the Offering of approximately $4,000,000 million, before deducting Placement Agent fees and other estimated offering expenses payable by the Company. The net proceeds to the Company from the Offering, after deducting the Placement Agent’s fees and expenses and estimated offering expenses (excluding proceeds to the Company, if any, from the future exercise of the Common Warrants and Placement Agent Warrants), were approximately $3.335 million. The Company intends to use the net proceeds from the Offering as working capital for general corporate purposes.

In addition, the Company (i) has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of the Company’s (or its subsidiary’s) securities for a period of ninety (90) days from the closing of the Offering, and (ii) shall not effect or enter into an agreement to effect, any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a variable rate transaction without the prior written consent of Maxim for a period of one (1) year after the closing of the Offering, subject to certain exceptions. Additionally, in connection with the Offering, each of the officers and directors of the Company entered into lock-up agreements, pursuant to which they agreed not to sell or transfer any of the Company securities they hold, subject to certain exceptions, during the 90-day period following the closing of the Offering.

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The Purchase Agreement contains customary conditions to closing, representations and warranties of the Company, and termination rights of the parties, as well as certain indemnification obligations of the Company and ongoing covenants for the Company.

The foregoing summaries of the terms of the Common Warrants, the Pre-Funded Warrants, the Placement Agent Warrants, the Purchase Agreement and the Placement Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached to this Current Report on Form 8-K (this “Current Report”) as Exhibits 4.1, 4.2, 4.3, 4.4, 10.1, and 10.2, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On July 6, 2026, the Company issued a press release regarding the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Common Warrant, dated July 7, 2026.
4.2	Form of Pre-Funded Warrant, dated July 7, 2026.
4.3	Placement Agent Warrant, dated July 7, 2026.
4.4	Form of Lock-Up Agreement, dated July 7, 2026
10.1	Form of Securities Purchase Agreement, dated July 6, 2026, by and between Aethlon Medical, Inc. and investors party thereto.
10.2	Placement Agency Agreement, dated July 6, 2026 by and between Aethlon Medical, Inc. and Maxim Group, LLC
99.1	Press Release, dated July 6, 2026.
104	Cover Page Interactive Data File (embedded within the inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2026	AETHLON MEDICAL, INC.

	By:	/s/ James B. Frakes
James B. Frakes Chief Executive Officer and Chief Financial Officer

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